EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 23rd day of June, 1997, between GROUP TECHNOLOGIES CORPORATION, a Florida corporation (the "Company") and THOMAS W. LOVELOCK, a current employee of the Company (the "Employee").

     WHEREAS, the Company is actively evaluating alternatives to improve the financial condition of the Company, including, among other things, (i) the potential sale of an interest in the Company, (ii) the potential sale of certain assets of the Company, and (iii) the potential merger of the Company or one of its business units with another entity that is not affiliated with the Company; and

     WHEREAS, the Company recognizes that the Employee fulfills an important role in managing the affairs of the Company and, in order to relieve the Employee of any apprehension concerning employment security during this period of uncertainty within the Company and, therefore, help ensure that the Employee remains dedicated and focused on managing the affairs of the Company, the Company desires to enter into this Agreement with the Employee; and

     WHEREAS, in recognition of the special efforts that may be required of the Employee on behalf of the Company during the period of time covered by this Agreement, the Company also desires to offer the Employee an opportunity to earn a special cash bonus according to the terms and conditions specified in Section II hereof; and

     WHEREAS, the Employee: (i) has read and understands the terms and conditions of this Agreement, and (ii) desires and intends to remain employed by the Company in the Employee's present position, pursuant to the terms and conditions hereof, and (iii) further intends to expend the Employee's time, knowledge, expertise and energy while at work to help the Company successfully improve the financial condition of the business.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                            I.  EMPLOYMENT PROVISIONS

     1.1. Term.     This Agreement shall be for a term of two years commencing on July 1, 1997 and ending on June 30, 1999, unless the Employee's employment with the Company ends before that date for any of the reasons which are specified in Section 1.4 of this Agreement (the "Term").

     1.2. Compensation and Benefits.    As consideration for the services
rendered by the Employee pursuant to this Agreement, including the agreement to devote the Employee's full business time and efforts to the performance of the duties and responsibilities of the Employee's position or positions at the Company, the Company will provide compensation and benefits to the Employee as follows:

          (a)  Salary.     A base salary of Two Hundred Thousand Dollars
($200,000), which will be dispersed in accordance with the standard payroll practices of the Company for salaried personnel. During the Term of this Agreement, the Company may increase the base salary of the Employee at the Company's sole discretion.

          (b) Vacation. Paid vacation of twenty (20) business days during the Company's established vacation year.

          (c)  Additional Benefits.     Participation (at the expense of the
Company, where lawful and consistent with Company policy) in any and all employee retirement, medical, life and disability insurance and other benefits made available to salaried employees of the Company.

     1.3. Termination of Employment With Payment. If the Employee is terminated by the Company during the Term of this Agreement without cause or for reasons other than those described in Section 1.4 hereof, the Company will compensate the Employee as follows:

          (a) the Company will provide the Employee with pay continuance for a period of two years from the date of termination. Pay continuance will be calculated based upon an annual rate which is equal to the Employee's base salary at the time of termination, less any applicable federal and state taxes, and will be dispersed in accordance with the standard payroll practices of the Company for salaried personnel;

          (b) the Company will make a lump sum payment to the Employee at the time of termination for all earned and/or accrued vacation days through the date of termination;

          (c) the Company will provide hospitalization and medical insurance coverage, equal to the coverage provided to active salaried employees of the Company under its employee health plan (prior to the exercise of COBRA rights), for a period of one year from the date of termination;

          (d) the Company will provide life insurance coverage equal to the coverage provided by the Company's life insurance plan to active salaried employees of the Company for a period of one year from the date of termination; and

          (e) the Company will provide for the Employee to retain all stock options held by the Employee at the time of termination, which stock options will continue to be exercisable by the Employee during the stated term of each option in accordance with the terms and conditions of the applicable stock option agreements entered into between the Employee and the Company, as such terms may be amended from time-to-time.

     1.4. Termination of Employment Without Payment. Should the Employee's employment with the Company terminate prior to the expiration of the Term of this Agreement upon the occurrence of any one or more of the following events, the Company will be without any further obligation to the Employee and will be under no obligation to provide the Employee with any compensation whatsoever pursuant to this Agreement other than salary and/or vacation pay in accordance with the then current policies of the Company:

          (a)  the voluntary resignation of the Employee;

          (b)  the death of the Employee;

          (c) the material failure by the Employee to meet the performance standards of the Employee's job, as determined by the Company, provided that such material failure has not been cured within a reasonable time required to cure such failure;

          (d) gross negligence or willful misconduct by the Employee in the performance of the Employee's duties for the Company;

          (e) a material breach by Employee of any of the obligations of this Agreement, including, specifically, but not limited to the confidentiality provisions contained in Section 3.4 hereof;

          (f) the conviction of the Employee (or the entering of a plea of guilty or nolo contendere by the Employee) for fraud, misappropriation, embezzlement, financial misconduct, or any other felony;

          (g) the determination by the Company that the Employee has been unable, for a continuous period of at least six (6) months or for shorter periods totaling six (6) months during any 12-month period, to perform the Employee's duties because of injury, illness, or other physical or mental disability for which the Company was unable to make reasonable accommodation;

          (h) the refusal by the Employee to accept an offer of employment by the Company, any affiliate of the Company, or any successor to the Company, at a base salary that is equal to or greater than the Employee's base salary at the time the offer is made, unless such offer of employment is for a job at a location that is greater than one hundred (100) miles from the Employee's current place of employment; or

          (i) the termination and subsequent employment of the Employee by the Company, its affiliates or a successor to the Company that does not result in an interruption in the years of credited service or a reduction in base salary of the Employee.

     Notwithstanding any of the foregoing, should the Employee's employment with the Company terminate prior to the expiration of the Term of this Agreement because of the occurrence of an event described in either Section 1.4(h) or
Section 1.4(i), the Employee will not become ineligible to receive the Special Bonus solely as a result of being terminated in accordance with the provisions of Sections 1.4(h) or 1.4(i).

                          II.  SPECIAL BONUS PROVISIONS

     2.1  Eligibility for Special Bonus.      The Company hereby agrees to pay
to the Employee a one-time, lump sum cash bonus in the amount of Seventy-Five Thousand Dollars ($75,000), less any applicable taxes or other required withholding amounts (the "Special Bonus"), subject to the terms and conditions of this Agreement.

     2.2 Payment of the Special Bonus. The Company's obligation to pay the Employee the Special Bonus hereunder shall be completely null and void unless each of the following conditions is met:

          (a) the Board of Directors of the Company shall have approved the payment of the Special Bonus;

          (b) the Company shall have successfully concluded its efforts to improve the financial condition of the Company through either (i) the sale of an interest in the Company, (ii) the sale of certain assets of the Company, (iii) the merger of the Company or one of its business units with another entity that is not affiliated with the Company, or (iv) the completion of some other transaction that results in a similar improvement to the Company's financial condition; and

          (c) on the date the Company's obligation to pay the Special Bonus arises, the Employee must either be (i) employed with the Company or any of its affiliates, or (ii) employed and on active status with a successor to the Company.

     The Special Bonus shall be paid to the Employee by the Company in the form of a check payable to the Employee no later than ten (10) business days after the Special Bonus has been approved by the Company's Board of Directors.

                            III.  GENERAL PROVISIONS

     3.1. Representations by the Employee.   The Employee hereby represents and
warrants to the Company that:

          (a) the Employee's execution and delivery of this Agreement and the performance of the Employee's duties and obligations hereunder will not conflict with, cause a breach or default under, or give any party a right to damages under (or to terminate) any other agreement to which the Employee is party or by which Employee is bound; and

          (b) there are no restrictions, agreements or understandings that would make unlawful the Employee's execution or delivery of this Agreement or the Employee's employment hereunder.

     3.2. Right of Offset.    The parties hereto agree that the Company may
reduce any compensation otherwise payable to the Employee under this Agreement by any amounts payable by the Employee to the Company or an affiliate of the Company.

     3.3. Noncompetition.

          (a) The Employee agrees that, during the Term of this Agreement, he will refrain from directly or indirectly (i) engaging or participating, as a principal, officer, director, employee, shareholder, investor, consultant, advisor, partner, joint venturer, broker, agent, equity owner, or in any other capacity whatsoever, in any business enterprise (regardless of whether it is a sole proprietorship or a corporation, partnership, trust, business association, or other equity) that engages (in the United States), directly or indirectly, in providing electronic contract manufacturing services for commercial customers or for agencies of the United States government, including the provision of design, engineering, manufacturing and test services on a contract basis to original equipment manufacturers; or (ii) causing or attempting to cause (A) any person or entity to whom or for whom the Company or any subsidiary of the Company sells or distributes any product to terminate or reduce its relationship or dealings with the Company or such subsidiary, or (B) any company whose products are sold by or through the Company or any subsidiary of the Company to terminate or reduce its relationship or dealings with the Company or such subsidiary; (iii) causing or attempting to cause any employee, agent, consultant, or independent contractor of the Company or of any subsidiary of the Company to cease serving the Company in such capacity; or (iv) hiring or otherwise retaining or soliciting any person who is employed by the Company as an employee, consultant or other contractor of the Company.

          (b) The Employee acknowledges that the geographic boundaries, scope of prohibited activities, and the Term of Noncompetition contained in this
Section 3.3 of the Employment Agreement (i) are reasonable and no broader than necessary to protect the Company and its ongoing business interests, and (ii) do not and will not impose any unreasonable burden upon the Employee.

          (c) The Employee and the Company agree that (i) any breach by the Employee of any of the provisions contained in this Section 3.3 of this Agreement would cause irreparable damage to the Company for which monetary damages and other remedies at law may be inadequate, and (ii) the Company will be entitled as a matter of right to obtain, without posing any bond whatsoever and without proof of actual damage, a restraining order, an injunction, specific performance, or other form of equitable or extraordinary relief from any court or competent jurisdiction to restrain any threatened or further breach of this
Section 3.3 or to require such Employee to perform his obligations under this
Section 3.3 which right to equitable or extraordinary relief will not be exclusive but will be in addition to all other remedies to which the Company may be entitled under this Agreement, at law, or in equity (including, without limitation, the right to recover monetary damages).

     The parties hereto agree that the provisions contained in Section 3.3 shall survive the termination of this Agreement and shall remain in full force and effect until June 30, 1999.

     3.4. Confidentiality.

          (a)  General Information.     The Employee shall refrain from
disclosing to any other person or entity any confidential documents or confidential information concerning the Company or its affiliates obtained by the Employee at any time. "Confidential Information" shall include but not be limited to communications with customers and active prospective customers, prices, contracts, financial information, marketing strategies, customer programs, computer programs, intellectual property and any other such information that would not otherwise be generally known by or available to a third party.

          (b)  Information Regarding this Agreement.   Except as may be
necessary to enforce the terms of this Agreement or as may otherwise be required by law, the Employee shall not disclose to any other person or entity: (i) any of the contents of this Agreement, (ii) any of the contents of the discussions, negotiations, or correspondence leading up to this Agreement, or (iii) any information regarding a potential or actual transaction concerning the business.

          The parties hereto agree that the provisions contained in Section 3.4(a) shall survive the termination of this Agreement and shall remain in force for a period of three (3) years thereafter.

     3.5. Expenses. Except as otherwise specifically provided in this Agreement, each party hereto will pay its own expenses respectively incurred or to be incurred by it in performing its obligations under this Agreement, or in consummating the transactions contemplated by this Agreement.

     3.6. Notices. Any notice or communication given pursuant to this Agreement must be in writing and (a) delivered personally, (b) sent by telefacsimile or other similar facsimile transmission, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid, as follows:

          (i)  If to the Employee:

                    Thomas W. Lovelock
                    527 Colonial Drive
                    Brooksville, Florida   34601

          (ii) If to the Company:

                    Group Technologies Corporation
                    10901 Malcolm McKinley Drive
                    Tampa, Florida 33612
                    Attention:  Legal Counsel
                    Facsimile number:   (813) 972-6715

     All notices and other communication required or permitted under this Agreement that are addressed as provided in this Section 3.6 will (a) if delivered personally or by overnight express, be deemed given upon delivery; (b) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (c) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

     3.7. Entire Agreement.   This Agreement constitutes the entire agreement
between the parties hereto with respect to the subject matter hereof and supersedes all prior communications, agreements, understandings, representations, and warranties whether oral or written, between the parties hereto with respect to the subject matter hereof. There are no oral or written agreements, understandings, representations, or warranties between the parties hereto with respect to the subject matter hereof other than those set forth in this Agreement.

     3.8. Assignment and Amendment of Agreement. This Agreement will be binding upon the parties hereto and their respective successors and permitted assignees. Because the Employee's duties hereunder are special, personal and unique in nature, the Employee may not transfer, sell or otherwise assign the Employee's rights, obligations or benefits under this Agreement (and any attempt to do so will be void). The Company may assign its rights and obligations under this Agreement at its sole discretion. This Agreement may be modified or amended only by a writing duly executed on behalf of each party hereto.

     3.9. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the state of Florida (without regard to the principles of conflict of laws) applicable to a contract executed and to be performed in such state.

     3.10.     No Third Party Rights.   Except as specifically provided in this
Agreement, this Agreement is not intended and may not be construed to create any rights (including third party beneficiary rights) in any parties other than the Employee and the Company and their respective successors and permitted assignees.

     3.11.     Waiver and Remedies.     Any term or condition of this Agreement
may be waived at any time by the party that is entitled to the benefit thereof. Any such waiver will be in writing and will be executed by such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach on a future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     3.12. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     3.13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

                              COMPANY:

                              GROUP TECHNOLOGIES CORPORATION



                              /s/ Jeffrey T. Gill
                              Jeffrey T. Gill
                              Chairman


                              EMPLOYEE:



                              /s/ Thomas W. Lovelock
                              Thomas W. Lovelock